UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into Material Definitive Agreements

Effective as of November 22, 2017, 99 Cents Only Stores LLC, a California limited liability company (the “Company”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders (including beneficial owners or investment managers of beneficial owners) of Existing Notes (as defined below) (together with their successors and assigns, each in such capacity, a “Support Party”), pursuant to which the Company and the Support Parties have agreed (subject to the terms and conditions set forth therein) to support the Amended Exchange Offer pursuant to the terms and conditions of the Offering Documents, each described under Item 8.01.

The Transaction Support Agreement shall terminate automatically upon the termination or expiration of the Amended Exchange Offer and shall also be subject to certain other termination events as more fully described in the Transaction Support Agreement. A copy of the Transaction Support Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is filing as Exhibit 99.1 certain information in connection with the amended and restated offering memorandum and consent solicitation statement and the related amended and restated letter of transmittal and consent, as they may be supplemented and amended from time to time (the foregoing documents together, the “Offering Documents”) that are being disseminated in connection with the Amended Exchange Offer described under Item 8.01. Such information is hereby incorporated by reference herein.

The information contained under Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On November 22, 2017, the Company issued a press release announcing that it has amended certain terms of its pending exchange offer and consent solicitation (the “Amended Exchange Offer”) relating to the exchange of its existing 11% senior notes due 2019, of which there are currently $250 million aggregate principal amount outstanding (the “Existing Notes”). The Company has (i) shortened the maturity date of its newly issued 13% Cash/PIK Notes (the “New Secured Notes”) being offered in exchange for the Existing Notes from June 15, 2023 to April 14, 2022, (ii) extended the Early Tender Date from 5:00 p.m., New York City time, on November 22, 2017 to 5:00 p.m., New York City time, on November 30, 2017 (as extended, the “Early Tender Date”), (iii) increased the early tender consideration offered to Eligible Holders (other than the Sponsor Affiliates)  by adding to it $7.50 in cash (in addition to the early tender consideration of $30.00 in principal amount of New Secured Notes per $1,000 in principal amount of Existing Notes previously announced), (iv) amended certain terms of the New Secured Notes and (v) amended the conditions to the exchange offer to include a minimum tender condition that at least 95% in aggregate principal amount of Existing Notes shall have been validly tendered and not validly withdrawn in the exchange offer and the simultaneous Sponsor Affiliate exchange prior to the Expiration Date (as defined below) pursuant to the terms of the Offering Documents. The Company also announced that it has amended the consideration being offered in exchange for the Existing Notes held by certain affiliates of the Company’s controlling equityholders (the “Sponsor Affiliates”) from its 13% All PIK Notes due 2023 to shares of new paid in-kind Series A-1 Preferred Stock of Number Holdings, Inc., the direct parent of the Company (the “New Preferred Stock”), with an aggregate liquidation preference of $1,000.00 per share and $7.50 in additional aggregate liquidation preference of New Preferred Stock if tendered prior to or on the Early Tender Date and an aggregate liquidation preference of $970.00 per share if issued thereafter.

The following table sets forth the consideration to be offered to Eligible Holders of the Existing Notes in the exchange offer after giving effect to the amendments described above:

Existing Notes to be Exchanged (CUSIP No. / ISIN)	Outstanding Principal Amount of Existing Notes	Total Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered Prior to or on the Early Tender Date	Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered After the Early Tender Date
65440KAB2/ U565440KAB26	$250,000,000	By holders other than Sponsor Affiliates $1,000.00 principal amount of New Secured Notes plus $7.50 in cash	By holders other than Sponsor Affiliates $970.00 principal amount of New Secured Notes

For Existing Notes validly tendered after the Early Tender Date and on or before the Expiration Date, the Eligible Holders of Existing Notes accepted for exchange will receive the exchange consideration set forth in the applicable column in the table above, which does not include the early tender consideration.  Eligible Holders of Existing Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest in respect of such Existing Notes from the most recent interest payment date to, but not including, the date the exchange offer is settled (the “Settlement Date”).  Interest on the New Secured Notes will accrue from the Settlement Date.  Dividends on the New Preferred Stock will accrue from the Settlement Date.

As previously announced, the exchange offer and consent solicitation will expire at 11:59 p.m., New York City time, on December 7, 2017, unless extended or earlier terminated by the Company (the “Expiration Date”).  The right to withdraw tenders of Existing Notes and related consents terminates at 5:00 p.m., New York City time, on November 30, 2017 (the “Withdrawal Date”). Tenders submitted after the Withdrawal Date and on or before the Expiration Date in the exchange offer and related consents will be irrevocable, except in limited circumstances where additional withdrawal rights are required by law.  The act of tendering Existing Notes pursuant to the exchange offer constitutes a consent to the proposed amendment to the indenture governing the Existing Notes.  The exchange offer is conditioned on the satisfaction or waiver of certain additional conditions, as described in the Offering Documents. The exchange offer and consent solicitation for the Existing Notes may be further amended, extended or terminated.

The Amended Exchange Offer is being made, and the New Secured Notes and the New Preferred Stock are being offered and issued only (a) in the United States to holders of Existing Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act and (b) outside the United States to holders of Existing Notes who are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act (collectively, “Eligible Holders”).

The Amended Exchange Offer will be conditioned on the satisfaction, or the waiver by the Company, of certain general conditions described in the Offering Documents.  The Company may amend or waive the conditions at any time, in its sole discretion, and may terminate, modify or withdraw the Amended Exchange Offer at any time and for any reason, including if any of the conditions are not or will not be satisfied.  The Amended Exchange Offer is not conditioned on a minimum aggregate principal amount of Existing Notes being tendered or the adoption of the Existing Indenture Amendments.

The Amended Exchange Offer and the issuance of New Secured Notes in the exchange offer and the issuance of the New Preferred Stock have not been and will not be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither this Report on Form 8-K nor the press release constitutes an offer to sell or the solicitation of an offer to buy the New Secured Notes or New Preferred Stock, as applicable, nor shall there be any sale of the New Secured Notes or New Preferred Stock, as applicable, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The Company has included statements in this current report that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this current report for reasons, among others, including (i) the ability of the Company to satisfy the conditions to the Offering Documents, (ii) the availability of alternative transactions, (iii) general market conditions and (iv) those reasons discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2017. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information disclosed in this Item 8.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transaction Support Agreement, effective as of November 22, 2017.
99.1	Disclosure regarding 99 Cents Only Stores LLC and its subsidiaries in connection with the Amended Exchange Offer on November 22, 2017.
99.2	Press release, dated November 22, 2017.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transaction Support Agreement, effective as of November 22, 2017.
99.1	Disclosure regarding 99 Cents Only Stores LLC and its subsidiaries in connection with the Amended Exchange Offer on November 22, 2017.
99.2	Press release, dated November 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: November 22, 2017	By:	/s/ Felicia Thornton
Felicia Thornton
Chief Financial Officer